UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 3, 2014

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2014, Corning Natural Gas Corporation (“Corning”), a wholly-owned subsidiary of Corning Natural Gas Holding Corporation, entered into a Multiple Disbursement Term Note and Credit Agreement (together, the “Note”) in the amount of $3,796,000 with Manufacturers and Traders Trust Company (“M&T Bank”). From July 3, 2014 to November 29, 2014 (“Draw Period”), the Note will be payable as interest only at the prime interest rate in effect at time of draw. On November 30, 2014 the Note will convert to a permanent loan payable monthly for five years at an interest rate of 2.75 percentage points above the sum of the yield on United States Treasury Obligations to a constant maturity of five years plus the “ask” side of the five year LIBOR swap. The monthly repayment amount will be calculated on a ten (10) year amortization schedule. A final payment will be due on the maturity date equal to the outstanding principal and interest. The purpose of this Note is to fund construction projects in our New York Public Service Commission (“NYPSC”) mandated repair/replacement program for 2014.

Also on July 3, 2014, Corning entered into a Term Note and Credit Agreement with M&T Bank in the amount of $615,000. Interest on this note will be a fixed rate of 4.49%. The monthly payments will be $6,370.80 with a final balloon payment due at loan maturity in July 2019. The purpose of this note is to refinance costs associated with 2013 mandated repair/replacement projects.

Any amounts due under the notes will become immediately due and payable in the event of default as defined in the notes. The notes also contain customary representations, warranties and covenants made by the parties.

The foregoing description of the notes is not complete and is qualified in its entirety by the full and complete terms, is attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Multiple Disbursement Term Note by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014

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10.2 Credit Agreement by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014

10.3 Term Note by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014

10.4 Credit Agreement by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

Dated: July 9, 2014

By: /s/ Michael I. German

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name	Location
10.1	Multiple Disbursement Term Note by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014	Furnished herewith
10.2	Credit Agreement by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014	Furnished herewith
10.3	Term Note by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014	Furnished herewith
10.4	Credit Agreement by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated July 3, 2014	Furnished herewith

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